Exhibit 99.3




                                  EXHIBIT 99.3


                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                            OF SKY VALLEY BANK CORP.

                               ______________, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned hereby appoints _______________, _______________, and _______________, and any of them, as proxies of the undersigned to vote as designated below on behalf of the undersigned as a holder of the common stock of Sky Valley Bank Corp. ("Company Common Stock") and to vote as designated below all shares of Company Common Stock that the undersigned held of record on ________________, 1997, which the undersigned is entitled to vote, at the special meeting of shareholders of Sky Valley Bank Corp. (the "Company") to be held ______________, 1997, or at any postponement or adjournment thereof, for the purpose of considering and acting on the proposal to approve the Agreement and Plan of Reorganization dated July 25, 1997 as amended on September 8, 1997, among the Company, The First National Bank in Alamosa (the "Bank"), Ralph H. Outcalt, Donald J. Wuckert, Zions Bancorporation ("Zions"), Val Cor Bancorporation, Inc. ("Val Cor"), a wholly-owned subsidiary of Zions, and Valley National Bank of Cortez ("Valley"), Val Cor's 99.1% owned subsidiary, an Agreement to Merge between the Company and Val Cor and an Agreement to Merge between Valley and the Bank (collectively, the "Plan of Reorganization"), whereby the Company will merge into Val Cor with Val Cor being the surviving corporation and Valley will merge into the Bank with the Bank being the surviving entity (the aforementioned mergers being referred to collectively as the "Reorganization"). Pursuant to the Plan of Reorganization, the holders of shares of Company Common Stock will receive shares of Zions Common Stock in exchange for each share of Company Common Stock. The terms and conditions of the Plan of Reorganization are set forth in the accompanying Proxy Statement/Prospectus. Each Proxy shall have full power of substitution. Approval of the Plan of Reorganization requires the affirmative vote of a majority of the outstanding shares of Company Common Stock. The act by a majority of the Proxies or their substitutes present at the meeting shall control; however, if only one proxy be present, that one shall have all powers hereunder.

The Directors recommend a vote FOR Proposal 1.

    1.  Approval of the Plan of Reorganization and the Reorganization.

           [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

    2. The Proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting.

       When properly completed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the Plan of Reorganization and the Reorganization.

                               (Each person whose name is on the Company Common Stock certificate should sign below in the same manner in which such person's name appears. If signing as a fiduciary, give title.)


                                              ----------------------------------
                                              Signature



                                              ----------------------------------
                                              Printed Name


                                              Dated:
                                                     ---------------------------
                                                     Please date, sign,
                                                     and return promptly